Exhibit 99.7

Execution Version

CHAPARRAL ENERGY, INC.

CASH INCENTIVE AWARD NOTICE

3-YEAR TIME-BASED VESTING

You, the grantee named below (“Grantee”), have been awarded the following cash award (this “Award”) on the terms and conditions set forth below and in accordance with the Cash Incentive Award Agreement to which this Cash Incentive Award Notice is attached (the “Agreement”).

Grantee Name:	Charles Duginski

Award Amount:	$262,500

Award Date:	December 20, 2019

Vesting Schedule:	This Award will be subject to a restricted period (the “Restricted Period”) that will commence on the Award Date and end on the third anniversary of the Award Date. During the Restricted Period, this Award will be subject to the restrictions described in the Agreement, provided, however, that the restrictions will be removed (and such portion of this Award will “vest”) as to:

(i) one third (1/3) of this Award on December 20, 2020, but only if Grantee is in the continuous employ or service of Chaparral Energy, Inc. (“Chaparral”) or an Affiliate (as defined in the Agreement) until such date;

(ii) an additional one third (1/3) of this Award on December 20, 2021, but only if Grantee is in the continuous employ or service of Chaparral or an Affiliate until such date; and

(iii) the remaining one third (1/3) of this Award on December 20, 2022, but only if Grantee is in the continuous employ or service of Chaparral or an Affiliate until such date.

Please note that this Cash Incentive Award Notice serves as your notice of this Award and is for your personal files. You are not required to sign and return any documents. You will be deemed to accept this Award unless you promptly notify the human resources department of Chaparral in writing that you reject this Award. By accepting this Award, you are agreeing to be bound by the terms of this Cash Incentive Award Notice and the Agreement.

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
Justin Byrne
Vice President and General Counsel

CHAPARRAL ENERGY, INC.

CASH INCENTIVE AWARD AGREEMENT

This Cash Incentive Award Agreement (“Agreement”), made and entered into as of the Award Date (as set forth on the Cash Incentive Award Notice), is by and between Chaparral Energy, Inc., a Delaware corporation (“Chaparral”), and the Grantee named in the Cash Incentive Award Notice (“Grantee”) pursuant to the Employment Agreement, by and between Grantee, Chaparral and Chaparral Energy, L.L.C., dated as of December 20, 2019 (the “Employment Agreement”).

1. Cash Award. Effective as of the Award Date, Chaparral hereby awards to Grantee, and Grantee hereby accepts, a cash award (“Award”) in the amount of $262,500, on the terms and conditions and subject to the restrictions, including forfeiture, set forth in this Agreement and the Cash Incentive Award Notice.

2. Vesting and Forfeiture/Payment.

(a) Subject to this Agreement, the Award shall vest (i) in three equal annual installments, as indicated on the Vesting Schedule or (ii) as otherwise provided pursuant to this Section 2. The Award will be subject to restrictions during the Restricted Period in accordance with the Vesting Schedule set forth in the Cash Incentive Award Notice. Until the date the restrictions applicable hereunder to a portion of the Award are removed in accordance with the Vesting Schedule (each such date, a “Vesting Date”), the Award is subject to being forfeited by Grantee.

(b) Except as otherwise provided in Section 2(d), immediately after termination of Grantee’s employment or service with Chaparral and its Affiliates (i) by Chaparral or its Affiliates without Cause, (ii) by Grantee for Good Reason or (iii) due to Grantee’s death or Disability, the portion of the Award that was scheduled to vest on the regularly scheduled Vesting Date (as provided in the Vesting Schedule) that immediately follows the Date of Termination shall vest upon such Date of Termination. Any portion of the Award that has not by that time become vested and does not become vested as of such date pursuant to the Cash Incentive Award Notice and this Section 2(b) will be forfeited, and neither Grantee nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives will have any rights whatsoever in and to any portion of the forfeited Award.

(c) Immediately after termination of Grantee’s employment or service with Chaparral and its Affiliates for any reason other than as specified in Section 2(b) or 2(d), any portion of the Award that has not by that time become vested and does not become vested as of such date pursuant to the Cash Incentive Award Notice and this Agreement will be forfeited, and neither Grantee nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives will have any rights whatsoever in and to any portion of the forfeited Award.

(d) Notwithstanding the foregoing, in the event of a Change in Control, the unvested portion of the Award shall vest upon the termination of Grantee’s employment by Chaparral or its Affiliates without Cause or by Grantee for Good Reason, in each case, within eighteen (18) months after such Change in Control.

(e) For purposes of this Agreement, “Cause,” “Change in Control,” “Date of Termination,” “Disability” and “Good Reason” shall have the respective meanings specified in the Employment Agreement.

(f) For purposes of this Agreement, “Affiliate” means (i) any “parent corporation” within the meaning of Section 424 of the Code (provided, however, that “100%” shall be substituted for “50%” in such definition for purposes of this clause (i)) or (ii) any “subsidiary corporation” within the meaning of Section 424 of the Code.

(g) As soon as practicable (but in no event later than 45 days) following the applicable Vesting Date, or, if earlier, the Date of Termination pursuant to Section 2(b) or Section 2(d), Chaparral will make a lump sum cash payment to Grantee for the portion of the Award that vests on such Vesting Date. Notwithstanding the foregoing provisions of this Section and subject to Section 409A of the Code, in the event that the Committee determines that making all or a portion of a cash payment under this Section 2(d) would jeopardize the ability of Chaparral to continue as a going concern, the Committee may delay such payment or portion thereof until the making of the payment or portion thereof would no longer have such effect. The Award will cease to be outstanding upon the earlier of forfeiture or upon settlement of the Award.

3. Withholding Taxes. Chaparral and its Affiliates will, to the extent permitted by law, have the right to deduct from any payments made hereunder any federal, state or local taxes required to be withheld on account of amounts payable hereunder.

4. Effect on Employment or Services. Nothing contained in this Agreement will confer upon Grantee any right with respect to the continuation of his or her employment by or service with Chaparral or an Affiliate, or interfere in any way with the right of Chaparral or an Affiliate, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of Grantee from the rate in existence at the date of this Agreement.

5. Assignment/Transferability. Chaparral may assign all or any portion of its rights and obligations under this Agreement. The Award and the rights and obligations of Grantee under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6. Binding Effect/Governing Law. This Agreement will be binding upon and inure to the benefit of (i) Chaparral and its successors and assigns, and (ii) Grantee and his or her heirs, devisees, executors, administrators and personal representatives. This Agreement will be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware, except as superseded by federal law.

7. Code Section 409A. The Award is intended to be exempt from Section 409A of the Code and any ambiguities herein will be interpreted, to the extent possible, in a manner consistent therewith. Each payment hereunder shall be considered a separate payment.

Notwithstanding the preceding, no person connected with this Agreement in any capacity, including without limitation Chaparral and any person affiliated with Chaparral and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to the Award.